UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): January 16, 2013
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2013, M. Ali Rashid resigned as a member of the Board of Directors (“the Board”) of Noranda Aluminum Holding Corporation (“the Company'). On January 17, 2013, the Board elected Ronald S. Rolfe as a director of the Company, to the class of directors whose terms expire at the 2014 Annual Meeting of Stockholders of the Company.  The Board also determined that Mr. Rolfe is independent within the meaning of the New York Stock Exchange listing standards.

Mr. Rolfe will receive compensation for services as a director in accordance with the Company's standard compensation arrangements for non-employee directors (other than Apollo affiliates).  These arrangements are described under the caption “Director Compensation” in the Company's proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 6, 2012.

Mr. Rolfe is currently a Retired Partner at Cravath, Swaine & Moore LLP. He is currently a member of the Strategic and Audit Committees of Captain Bidco SAS (France) and the Board of Directors of Advanced Assessment Systems, Inc. Other current positions held by Mr. Rolfe include President of The Allen-Stevenson School, member of the Audit Committee of The Lawrenceville School and member of the Audit Committee and Chairman of the Governance Committee at De La Salle Academy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM
    HOLDING CORPORATION

Date: January 22, 2013    By:    /s/ Robert B. Mahoney
Robert B. Mahoney
Chief Financial Officer